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HUDSON ALLEN & COMPANY
INVESTMENT BANKING


EXHIBIT 10.9

October 20, 1999



Chuck Albo
Chairman of the Board
Sonus Communication Holdings Inc.
1600 Wilson Blvd., Suite 1008
Arlington, VA 22209

Dear Mr. Albo:

The purpose of this letter is to confirm the understanding and agreement (the "Agreement") between Hudson Allen & Co. ("HA") and Sonus Communication Holdings, Inc. (or the "Company"), regarding the retention of HA by the Company as its financial advisor for the purposes set forth herein. For purposes hereof, references to the Company include any subsidiaries or affiliates thereof.

Under this Agreement, HA will provide merger and acquisition as well as investment banking services to the Company as follows:

Investment Banking: On a non-exclusive basis, for a period of one year, renewing automatically unless cancelled, HA will introduce the Company to persons, whether individuals or entities, that may be suitable candidates for providing the Company with debt, equity or lease financing. HA will introduce Sonus to Investment banks, market makers, research firms, telecommunication partners and other corporate and individuals who may be able to assist in the execution of Sonus' business plans. If, at any time during the term of this Agreement, the Company enters into an agreement with any persons or their affiliates introduced by Hudson Allen & Co., pursuant to which the Company obtains debt, equity, lease or other financing including a merger (the "Financing"), the Company will pay to HA, in accordance with the formula set forth below.

Merger and Acquisitions. In addition, on a non-exclusive basis, HA may from time to time introduce the Company to entities, that may be suitable candidates to acquire The Company or to be acquired by The Company. If, at any time during the term of this Agreement, the Company enters into an agreement with any persons or their affiliates introduced by Hudson Allen & Co., pursuant to which the Company completes a merger or makes an acquisition of another company (the "Financing"), the Company will pay to HA, in accordance with the formula set forth below.


                             HUDSON ALLEN & COMPANY
                               MEMBERS NASD & SIPC

                     250 KITCHAWAN RD. SOUTH SALEM, NY 10590

         TEL. 914-533-2222, FAX 914-533-5124, EMAIL: LTANNER@BESTWEB.NET

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HUDSON ALLEN & COMPANY
INVESTMENT BANKING

The Company agrees to pay the following fees to HA for its management, merger and acquisition and investment banking services:

Retention: Upon signing this agreement, Sonus Communications will pay a retainer of 500,000 warrants at $3.00 that shall vest according to the performance criteria as follows: 100,000 warrants shall become exercisable upon the signing of this Agreement, and 100,000 warrants shall vest for each $2 million of financing completed by Hudson Allen up to $8 million of total financing.. Warrants may vest only during the first two years of this contract. Any Warrants not vested at the end of two years shal be cancelled Vested Warrants shall be exercisable for a period of five (5) years from date of issuance of the Warrants. The terms of said warrants shall include piggyback registration rights with underwriter cutback provisions; acceptable anti-dilution rights, and shall provide for a "cashless" exercise provision in the event of exercise by HA These shares shall include a two year good faith lock-up. In addition, upon completion of a minimum raise of $1,000,000 by any party or parties, Sonus shall pay a monthly retainer of $6,000 to HA.

1. In the event of an equity or equity-linked Financing consummated by a source introduced to the Company by HA, a fee in an amount equal to 8% of the Financing, payable upon the closing or closings of the Financing, plus warrants to purchase 8% of the number of shares of common stock sold in the Financing, at an initial exercise price equal to the sale price of the common stock. This fee shall be reduced to 5% cash and 5% warrants after the first $5,000,000 is raised in any single offering. In the event of lease financing, the above fees will be reduced zero. of the amount of the Financing. Said warrants shall be exercisable for a period of five
       (5) years from date of issuance. The terms of said warrants shall include piggyback registration rights; acceptable anti-dilution rights, and shall provide for a "cashless" exercise provision in the event of exercise by HA. In the event that HA introduces Sonus to an investment bank who raises funds for the company, then Sonus shall raise no objections to HA receiving a finders fee of 15% of any such fees to be payable by the investment bank.

2. In the event of a merger or acquisition consummated by a source introduced to the Company by HA, a fee in the amount of 3% shall be payable to HA. In any event, if within one year after termination of this agreement, or any time while this agreement is in effect, The Company is acquired by another entity not introduced by HA and HA works on such transaction, HA shall be paid 1% of the transaction value.

In addition to any fees that may be payable to HA under this Agreement, the Company agrees to reimburse HA, for its reasonable out of-pocket expenses up to $1,500.00 per month incurred (pass-through only in connection with the services rendered by HA hereunder, including, without limitation, travel and lodging, data and word processing, graphics and communication charges, research costs, and courier services and fees). HA will, on a monthly basis, provide the Company with information regarding the expenses incurred. Compensation for any additional professional services (e.g. legal or consulting) contracted for by HA, to be performed for the benefit of the Company by outside parties, is the responsibility of the Company and will be paid directly by the Company to such party. HA will not contract for such services without the prior approval of the Company


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HUDSON ALLEN & COMPANY
INVESTMENT BANKING

with regard to both the nature of the service and a reasonable estimate of the cost of such service. The Company understands that it is customary for the company to pay the investors reasonable attorney's fees directly out of escrow, and agrees to do.

All cash payments under this Agreement shall be made in U.S. dollars and without withholding or deduction of any tax, assessment or other governmental charge (collectively, 'Tax"), unless required by law.

The Company will furnish or cause to be furnished to HA such information as HA believes appropriate to its assignment (all such information so furnished being the "Information"). The Company recognizes and confirms that HA; (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information, (c) is entitled to rely upon the Information without independent verification and (d) will not make an appraisal of any assets in connection with its assignment.

Except as contemplated by the terms hereof or as required by applicable law or legal process, HA shall keep confidential all material non-public information provided to it by or at the request of the Company, and shall not disclose such information to any third party or to any of its employees or advisors except to those persons who have a need to know such information in connection with HA's performance of its responsibilities hereunder. HA agrees that any confidential information will not be used in connection with any other engagement of HA whether during the term of this engagment or for a period of five years after the conclusion of this Agreement.

The Company acknowledges and agrees that HA has been retained to act as financial advisor to the Company. In such capacity, HA shall act as an independent contractor, and any duties of HA arising out of its engagement pursuant to this Agreement shall be owed solely to the Company. The Company agrees to indemnify HA in accordance with the indemnification agreement attached as Exhibit A.

Except as required by applicable law, any advice to be provided by HA under this Agreement shall not be disclosed publicly or made available to third parties without the prior written consent of HA. In addition, HA may not be otherwise publicly referred to without its prior written consent. All services, advice and information and reports provided by HA to the Company in connection with this assignment shall be for the sole benefit of the Company and shall not be relied upon by any other person.

The term of HA's engagement hereunder shall extend for one year from the date above first writtern (the "Expiration Date") and will be automatically renewed on a monthly basis until canceled in writing by either party. HA's engagement hereunder may be terminated upon 10 days written notice without cause by either the Company or HA at any time after the Expiration Date. Notwithstanding the foregoing, the provisions relating to the payment of fees and expenses accrued through the date of termination, the


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HUDSON ALLEN & COMPANY
INVESTMENT BANKING

status of HA as an independent contractor, the confidentiality requirements and the limitation on to whom HA shall owe any duties will survive any such termination, and any such termination shall not affect the Company's obligations under the indemnification agreement. HA will be entitled to the fees set forth above in the event that at any time prior to the expiration of 12 months after such termination (or the expiration of HA's engagement hereunder) a Financing is consummated or merger or acquisition and: i) there was contact by or through HA or its affiliates with the other party to the Financing, or an affiliate thereof regarding Financing during the period of the engagement; or ii) any materials, presentations or analyses prepared by HA are provided to the other party prior to consummation of a Financing.

The Company acknowledges that HA may, at its option and expense, place an announcement in such newspapers and periodicals as it may choose, stating that HA has acted as the financial advisor to the Company. HA agrees that the Company will have the right to approve the form of such announcement.

This Agreement (including the attached indemnification) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, which will remain in full force and effect. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to HA the duplicate copy of this Agreement and the indemnification agreement attached hereto as Exhibit A by the close of business on November 5, 1999.

                                          Very truly yours,

                                          By
                                            --------------------------
                                          Lucas Tanner
                                          Hudson Allen  Co.

Accepted and Agreed

By
  ----------------------------
Chuck Albo
Chairman of the Board
Sonus Communication Holdings, Inc.


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HUDSON ALLEN & COMPANY
INVESTMENT BANKING

This SCHEDULE A is a part of and is incorporated into that certain letter agreement, dated October 5th, 1999 (the "Agreement"), by and between Sonus Communications Inc.,a Delaware corporation (with its wholly-owned subsidiaries collectively, the "Company"), and Hudson Allen & Co. (the "Placement Agent"). Capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Agreement.

The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person, an "Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the "Liabilities"), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the "Expenses") as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not any Indemnified Person is a party thereto (collectively, the "Actions"), (i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in any offering documents prepared by the Company (including any amendments thereof and supplements thereto) (the "Offer Documents") or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in the Offer Documents) or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (ii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that have resulted primarily from any Indemnified Person's (x) gross negligence, bad faith or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Transaction which were not authorized for such use by the Company and which use constitutes negligence, bad faith or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under the Agreement, which includes this SCHEDULE A.

Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under the Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written


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HUDSON ALLEN & COMPANY
INVESTMENT BANKING

consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

In the event that the foregoing indemnity is unavailable to an Indemnified Person other than because of the proviso at the end of paragraph 2 above or otherwise in accordance with the Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by the Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to the Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by the Agreement shall be deemed to be in the same proportion as
(a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of the Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Placement Agent under the Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act of 1933, as amended, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to the Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that have resulted primarily from such Indemnified Person's gross negligence, bad faith or willful misconduct in connection with any such advice, actions, inactions or services.

The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of the Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, the Agreement.